Exhibit 10.2

FOURTH AMENDED RESTRICTED STOCK GRANT AGREEMENT

THIS FOURTH AMENDED RESTRICTED STOCK GRANT AGREEMENT (the "Fourth Amended Agreement") is made as of this 4th day of September 2007, between RASER TECHNOLOGIES, INC. ("Company") and TIMOTHY FEHR, ("Employee").

RECITALS

WHEREAS, Company and Employee entered into a certain Third Amended Restricted Stock Grant Agreement (the "Agreement") on January 16, 2007, that the parties now desire to mutually amend to delay the delivery of the final 40,000 shares as set forth below;

NOW, THEREFORE, in view of the foregoing recitals which are incorporated as a part of this Fourth Amended Agreement, and in consideration of the terms and conditions of this Fourth Amended Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The shares that would have vested per Schedule A of the Agreement will be delivered according to Exhibit 1 of this Fourth Amended Agreement. If Employee is terminated for any reason other than for cause, the Employee shall receive a prorated number of shares as set forth in Schedule A of the Agreement per month for every full month Employee has been employed by Company. Any partial months worked shall be deemed as not worked for the purposes of calculating any pro rata distribution of shares to employee. Employee shall not be compensated for a prorated amount of shares for months worked if Employee is terminated for cause.

2. All other provisions of the Agreement shall remain in full force and effect. To the extent any provisions of the Agreement conflict with the provisions of this Fourth Amended Agreement, this Fourth Amended Agreement shall govern.

IN WITNESS WHEREOF, Company and Employee have executed this Fourth Amended Agreement effective as of the date first set forth above.

COMPANY: EMPLOYEE:

RASER TECHNOLOGIES, INC.

By: /s/Brent M. Cook By: /s/ Timothy Fehr

Its: CEO Timothy Fehr

Exhibit 1
1
Vesting Dates	New Share Delivery for 40,000 Shares
Tuesday,December04,2007	5,000
Wednesday,December05,2007	5,000
Friday,December07,2007	5,000
Tuesday,Dectember11,2007	5,000
Thursday,December13,2007	5,000
Monday,December17,2007	5,000
Wednesday,December19,2007	5,000
Friday,December21,2007	5,000
40,000